UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2012

THE DIGITAL DEVELOPMENT GROUP CORP.

 (Exact name of registrant as specified in its charter)

NEVADA	000-53611	98-0515726
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6630 Sunset Blvd.

Los Angeles, CA 90028

(Address of principal executive offices)

(800) 783-3128

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2012, The Digital Development Group Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (“SPA”) with Ironridge Media Co., a division of Ironridge Global IV, Ltd (the “Purchaser”), for the sale of up to $3,000,000 of Convertible Subordinated Debentures (the “Debentures”) and Series A Preferred Stock (“Series A Preferred Stock”) at a price of $10,000 per Debenture or share of Series A Preferred Stock. The closing of the transactions contemplates the fulfillment of certain closing conditions, including the effectiveness of a registration statement covering the shares of common stock into which the Debentures or Series A Preferred Stock may be converted, and that a certain level of trading volume is met and certain Equity Conditions (as defined in the Certificate of Designations) are met.

The SPA provides that the Purchaser shall purchase Debentures until such time as the Company amends its Articles of Incorporation to allow for the issuance of preferred stock and a Certificate of Designations is filed with the Nevada Secretary of State for the creation of the Series A Preferred Stock, at which time the Debentures shall be automatically converted into Series A Preferred Stock and the Purchaser shall thereafter purchase Series A Preferred Stock.  The description herein of the material terms of the Series A Preferred Stock and the Certificate of Designations also describes the material terms of the Debentures.

The SPA provides that the Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (“Certificate of Designation”) to be filed with the Secretary of State of Nevada shall provide that the Series A Preferred Stock ranks senior with respect to dividend and rights upon liquidation to the Company’s common stock and junior to all existing and future indebtedness. Except as otherwise required by law, the Series A Preferred Stock shall have no voting rights.

The Certificate of Designations will provide for the payment of dividends at a rate of 5% per annum which are payable monthly in cash or free trading shares, in the Company’s sole election.  The Certificate of Designations will provide that the dividend rate shall adjust (a) downward 98.351 basis points for each $0.025, if any, that the closing bid price of the Common Stock rises above $0.425 per share, subject to a minimum dividend rate of 1% per annum; or (b) upward 98.351 basis points for each $0.025, if any, that the closing bid price of the Common Stock falls below $0.275 per share, subject to a maximum dividend rate of 13.5% per annum (adjustable up to 17% per annum if the Company agrees to remove the price Equity Condition).

The Certificate of Designations will also provide that unless the Company has received the approval of the holders of a majority of the Series A Preferred Stock then outstanding, the Company shall not (i) alter or change adversely the powers, preferences or rights of the holders of the Series A Preferred Stock or alter or amend the Certificate of Designation; (ii) authorize or create any class of stock ranking senior as to distribution of dividends senior to the Series A Preferred Stock; (iii) amend its certificate of incorporation in breach of any provisions of the Certificate of Designation; increase the authorized number of Series A Preferred Stock; (iv) liquidate, or wind-up the business and affaires of the Corporation or effect any Deemed Liquidation Event, as defined in the Certificate of Designation.

The Certificate of Designations will provide that upon any liquidation, dissolution or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, the holders of Series A Preferred Stock shall be entitled to receive, pari pasu with any distribution to the holders of Common Stock of the Company, an amount equal to $10,000 per share of Series A Preferred Stock plus any accrued and unpaid dividends.

The Certificate of Designations will provide that upon or after 7 years after the Issuance Date, the Company will have the right to redeem 100% of the Series A Preferred Stock at a price of $10,000 per share plus any accrued and unpaid dividends (the “Corporation Redemption Price”). The Company will also be permitted to redeem the Series A Preferred Stock at any time after issuance and before 7 years after the Issuance Date as provided in the Certificate of Designation, provided the Company makes certain “make-whole” payments equal to the dividends the Purchaser would have received had the redemption not occurred.  The Certificate of Designation will provide for mandatory redemption if the Company determines to liquidate, dissolve or wind-up its business and affects or effect any Deemed Liquidation Event as such term is defined in the Certificate of Designation.

The Certificate of Designations will provide that the Series A Preferred Stock may be converted into shares of common stock of the Company at the option of the Company or the holder. In the event of a conversion by the Holder at a price per share equal to the sum of (a) the Corporation Redemption Price, less any accrued but unpaid dividends, multiplied by (b) the number of shares being converted, divided by (c) the conversion price of $0.35.  Additionally, in the event of a conversion by the Holder, the Holder shall receive the number of shares of common stock of the Company resulting from the amount of dividends Holder would have received through the remainder of the 7 year term divided by the market price for the Company’s common stock (as defined in the Certificate of Designations).

The Certificate of Designations will provide that a conversion by the Company may be effected if certain Equity Conditions (as defined in the Certificate of Designation) are met and in the event that the closing price of the Company’s common stock exceeds 250% of the conversion price for any 20 consecutive trading days. In the event of a company conversion, the Company shall issue a number of common stock equal to the Early Redemption Price multiplied by the number of series A Preferred Stock being converted, divided by the conversion price of $0.35.

In connection with the SPA, the Company entered into a Registration Rights Agreement (“RRA”) agreeing to register the shares into which the Series A Preferred Stock is convertible. The RRA provides for the filing of a registration statement on or before December 6, 2012 and to be declared effective on or before the 90th day after the filing date.  The Company also issued Purchaser a Debenture in the amount of $600,000 for payment of the commitment fee in connection with the transaction.

The foregoing is only a brief description of the material terms of the SPA, Certificate of Designations, Debenture and the RRA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as exhibits to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the issuance did not involve any public offering; the Company made no solicitation in connection with the sale other than communications with the investor; the Company obtained representations from the investor regarding its investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Company in order to make an informed investment decision.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
10.7	Securities Purchase Agreement dated November 6, 2012.

10.8	Debenture dated November 6, 2012

10.9	Registration Rights Agreement dated November 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP.

/s/ Martin W. Greenwald
Dated: November 12, 2012	By:	Martin W. Greenwald
	It’s:	Chief Executive Officer

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